Joint Filer Information

Title of Security:          Common Stock

Issuer & Ticker Symbol:     Micro Component Technology, Inc. (MCTI)

Designated Filer:           Amaranth L.L.C.

Other Joint Filers:         Amaranth Trading L.L.C.
                            Amaranth Advisors L.L.C.
                            Nicholas M. Maounis

Addresses:                  The principal business office address for each
                            of the reporting persons is One American Lane, Greenwich, Connecticut 06831.

Signatures:


                            AMARANTH TRADING L.L.C.

                            By: Amaranth Advisors L.L.C., Managing Member


                                     By: /s/ Nicholas M. Maounis
                                         ------------------------------
                                         Nicholas M. Maounis, President


                            AMARANTH ADVISORS L.L.C.


                            By: /s/ Nicholas M. Maounis
                                ------------------------------
                                Nicholas M. Maounis, President


                            /s/ Nicholas M. Maounis
                            ----------------------------
                                Nicholas M. Maounis